Exhibit 10.46

AMERICAN ASSETS TRUST, INC.

2010 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

American Assets Trust, Inc., a Maryland corporation (the “Company”), pursuant to its 2010 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of shares of the Company’s Stock (the “Shares”) set forth below. This Restricted Stock award (the “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Grant Date:

Grant Number:

Total Number of Shares of
Restricted Stock:

Vesting Schedule:	This Award shall vest in accordance with the vesting schedule set forth on Exhibit C attached hereto.

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

AMERICAN ASSETS TRUST, INC.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:
Address:	11455 El Camino Real, Suite 200	Address:
San Diego, CA 92130

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, American Assets Trust, Inc., a Maryland corporation (the “Company”), has granted to Participant the right to purchase the number of shares of Restricted Stock under the Company’s 2010 Equity Incentive Award Plan (the “Plan”) indicated in the Grant Notice. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I

ISSUANCE OF SHARES

1.1 Issuance of Shares. Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of shares of Stock set forth in the Grant Notice (the “Shares”), in consideration of Participant’s employment with or service to the Company, the Partnership or one of their Subsidiaries on or before the Grant Date, for which the Administrator has determined Participant has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.

1.2 Issuance Mechanics. On the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4.1 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. Participant’s execution of a stock assignment in the form attached as Exhibit B to the Grant Notice (the “Stock Assignment”) shall be a condition to the issuance of the Shares.

ARTICLE II

FORFEITURE AND TRANSFER RESTRICTIONS

2.1 Forfeiture Restriction. Subject to the provisions of Section 2.2 below, in the event of Participant’s cessation of Service for any reason, including as a result of Participant’s death or Disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares and Participant’s executed stock assignment in the form attached as Exhibit B to the Grant Notice shall be held by the Company in accordance with Section 2.4 until the Shares are forfeited as provided in this

Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2.1 from Participant to the Company.

2.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in Exhibit C attached to the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.” As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

2.3 Transfer Restriction. No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

2.4 Escrow. The Unreleased Shares and Participant’s executed Stock Assignment shall be held by the Company until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares issued to Participant. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

2.5 Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

2.6 Ownership Limit and REIT Status. The Forfeiture Restriction on the Shares shall not lapse if the lapsing of such restrictions would likely result in any of the following:

(a) a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

(b) income to the Company that could impair the Company’s status as a real estate investment trust, within the meaning of Section 856 through 860 of the Code.

ARTICLE III

TAXATION REPRESENTATIONS

3.1 Participant represents to the Company the following:

(a) Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares. The Company shall not be obligated to deliver any stock certificate representing vested Shares to Participant or Participant’s legal representative, or, if the Shares are held in book entry form, to remove the notations on the book form, unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.

(c) Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any of the Shares without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.

ARTICLE IV

RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

4.1 Legends. The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2 Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 4.1, and delivered to Participant. If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5.2 Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

5.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.4 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at its principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s employee records or as subsequently modified by written notice.

5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.6 Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

5.7 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8 NO RIGHT TO CONTINUED SERVICE. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 2.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY, THE PARTNERSHIP OR ONE OF THEIR SUBSIDIARIES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY, THE PARTNERSHIP OR ONE OF THEIR SUBSIDIARIES OR AN INDEPENDENT DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR INDEPENDENT DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S, THE PARTNERSHIP’S OR ANY OF THEIR SUBSIDIARIES’ RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, [Name of Participant], hereby sells, assigns and transfers unto AMERICAN ASSETS TRUST, INC., a Maryland corporation,              shares of the Common Stock of AMERICAN ASSETS TRUST, INC., a Maryland corporation, standing in its name of the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement between AMERICAN ASSETS TRUST, INC. and the undersigned dated             , 200    .

Dated: ,
[Name of Participant]

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Stock Award Grant Notice and Restricted Stock Award Agreement, without requiring additional signatures on the part of the stockholder.

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EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

VESTING SCHEDULE

1. The number of Shares subject to this Award that become available for vesting pursuant to Sections 2, 3 and 4 below shall be released from the Forfeiture Restriction and vest (a) 50% on the third anniversary of the IPO Date (as defined below), and (b) 50% on the fourth anniversary of the IPO Date, in each case provided that the Participant continues to be an Employee, Independent Director or Consultant on each such date.

2. Absolute TSR Hurdle. Up to     % of the Shares subject to this Award shall become available for vesting pursuant to this Section 2 as follows:

2.1. If the Company achieves a compounded annualized TSR (as defined below) with respect to the three-year period beginning on the date of the closing of the Company’s initial public offering (the “IPO Date”) and ending on the third anniversary of the IPO Date (the “Performance Period”) that equals or exceeds     %, then     % of the Shares subject to this Award shall become available for vesting.

2.2. If the Company achieves a compounded annualized TSR with respect to the Performance Period that equals     %, then     % of the Shares subject to this Award shall become available for vesting.

2.3. If the Company achieves a compounded annualized TSR with respect to the Performance Period that equals     %, then     % of the Shares subject to this Award shall become available for vesting; or

2.4. If the Company achieves a compounded annualized TSR with respect to the Performance Period that is less than     %, then none of the Shares subject to this Award become available for vesting pursuant to this Section 2.

2.5. If the Company achieves a compounded annualized TSR with respect to the Performance Period that falls between the foregoing levels, the number of Shares subject to this Award that shall become available for vesting will be determined by linear interpolation between the applicable levels.

2.6. For purposes of this Exhibit C, “TSR” means the Company’s compound annual total shareholder return for the Performance Period calculated in accordance with the total shareholder return calculation methodology used in the MSCI US REIT Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock); provided, however, that for purposes of calculating the Company’s TSR for the Performance Period, the initial share price shall be equal to the initial public offering price of a share of Stock.

3. Relative TSR Hurdle. Up to     % of the Shares subject to this Award shall become available for vesting pursuant to this Section 3 as follows:

3.1. If the Company achieves a compounded annualized TSR with respect to the Performance Period that equals or exceeds      basis points greater than the compounded annualized total shareholder return of the MSCI US REIT Index (or any successor index thereto) for the Performance Period, then     % of the Shares subject to this Award shall become available for vesting.

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3.2. If the Company achieves a compounded annualized TSR with respect to the Performance Period that equals      basis points greater than the compounded annualized total shareholder return of the MSCI US REIT Index (or any successor index thereto) for the Performance Period, then     % of the Shares subject to this Award shall become available for vesting.

3.3. If the Company achieves a compounded annualized TSR with respect to the Performance Period that is within      basis points less than the compounded annualized total shareholder return of the MSCI US REIT Index (or any successor index thereto) for the Performance Period (the “Relative TSR Threshold”), then     % of the Shares subject to this Award shall become available for vesting.

3.4. If the Company achieves a compounded annualized TSR with respect to the Performance Period that is greater than      basis points less than the compounded annualized total shareholder return of the MSCI US REIT Index (or any successor index thereto) for the Performance Period, then none of the Shares subject to this Award become available for vesting pursuant to this Section 2.

3.5. If the Company achieves a compounded annualized TSR with respect to the Performance Period that falls between the foregoing levels, the number of Shares subject to this Award that shall become available for vesting will be determined by linear interpolation between the applicable levels.

4. Adjustment in the Event of Negative TSR. Notwithstanding the foregoing, in the event that (a) the Relative TSR Threshold is achieved and (b) the Company achieves a negative compounded annualized TSR with respect to the Performance Period, then the number of Shares subject to this Award that become available for vesting pursuant to this Exhibit C shall be reduced by one-third.

5. Forfeiture. Any portion of the Award and any Shares which do not become available for vesting upon the completion of the Performance Period as a result of the relevant performance targets not being achieved shall automatically and without further action be cancelled and forfeited by Participant at the completion of the Performance Period, and Participant shall have no further right or interest in or with respect to such portion of the Award or Shares.

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